PaineWebber Inc.
                               $800MM NASCOR 98-23
                           Whole Loan 30YR Fixed-Rate

GWAC                                           7.38% +/- 10bps

Pass-Through                                   6.75%

WAM                                            357 +/- 2 months

California                                     45% approx.

Avg. Loan Balance                              $342K approx.

W.A. LTV                                       73% approx.

Cash-Out Refl                                  10% approx. (15% max)

SFD                                            93% approx.

Primary Residence                              97% approx.

Full Documentation                             94% approx.

AAA Ratings                                    2 of 4

Estimated Subordination Level                  4.0%

Pricing Speed                                  275% PSA

Settlement Date                                Sept. 30, 1998

                            All numbers approximate.

                    All tranches subject to 5% size variance.

The information herein has been provided solely by PaineWebber Incorporated. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the infomration herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the Description of the Mortgage Pool contained in the Prospectus Supplement relating to the Certificates and supercedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by PaineWebber Incorporated.